Exhibit 10.2

     SECOND NOTE PURCHASE AGREEMENT (this “Agreement”) dated as of April 12, 2010 by and between Michael Moretti, an individual, (the “Purchaser”) and DayStar Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

     The Company desires to issue and the Purchaser desires to purchase (A) a second secured convertible promissory note (the “Note”) in substantially the form attached hereto as Exhibit A, and (B) a second warrant in substantially the form attached hereto as Exhibit B (the “Warrant”). The Note, the Warrant and any securities issuable upon conversion of the Note of the exercise of the Warrant are collectively referred to herein as the “Securities”.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

     Now, therefore, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	PURCHASE AND SALE OF NOTE AND WARRANT.

1.1 Sale and Issuance of Note and Warrant. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing:

     (i) the Note in substantially the form attached hereto as Exhibit A in the principal amount of US$50,000, and

(ii) the Amended Warrant in substantially the form attached hereto as

Exhibit B.

1.2	Closing; Delivery.

(a) Closing Date. The closing of the purchase and sale of the Note and the

Warrant (the “Closing”) shall be held on April 12, 2010 or as soon thereafter as practicable (the “Closing Date”) at a place and time to be determined by the Company and Purchaser.

     (b) Deliveries at Closing. At the Closing (i) the Purchaser will deliver to the Company payment of the Purchase Price with respect to the Note and the Warrant by wire transfer from the Purchaser to a bank designated by the Company and executed counterpart signature pages to the Security Agreement (as defined below) and the Registration Rights Agreement (as defined below); and (ii) the Company shall issue and deliver to the Purchaser the original executed Note in favor of the Purchaser, the executed Warrant in favor of the Purchaser

Exhibit 10.2

and executed counterpart signature pages to the Security Agreement (as defined below), the Registration Rights Agreement (as defined below), the Intercreditor Agreement, and the Seller’s Certificate.

     (c) Purchase Price. The “Purchase Price” of the Note and the Warrant shall equal the principal amount of the Note.

     (d) UCC Financing Statements. Upon delivery of the Purchase Price, Seller authorizes Purchaser to file his UCC-1 financing statements in the states in which Purchaser shall elect.

     1.3 Use of Proceeds. The Company must use the proceeds related to the sale of the Note and the Warrant for (i) operating capital and (ii) general corporate purposes.

2. SECURITY INTEREST. The indebtedness represented by the Note shall be secured by a perfected security interest in certain assets of the Company as further provided in the Security Agreement attached hereto as Exhibit C (the “Security Agreement”).

3. REGISTRATION RIGHTS. The shares of Company common stock into which the Note may be converted and the Warrant may be exercised shall be subject to registration rights as further provided in the Registration Rights Agreement attached hereto as Exhibit D (the “Registration Rights Agreement”).

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company

hereby represents and warrants to the Purchaser as follows:

     4.1 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     4.2 Authorization. With the exception of any shareholder approval that may be required pursuant to the terms of the Note and/or the Warrant, all corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note and Warrant, has been taken prior to the Closing. This Agreement, the Note when executed and delivered by the Company, and the Warrant when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

     4.3 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, the Security Agreement, the Note and the Warrant, will be duly and validly issued, fully paid and nonassessable (as applicable), and free and clear of all liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock (i) issuable upon the conversion of the Note and (ii) that may be issued upon the exercise of the Warrant.

Exhibit 10.2

     4.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the Warrant or the consummation of any other transaction contemplated thereby or hereby shall have been obtained and will be effective at the Closing or, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

     4.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note and the Warrant, will not (a) breach any law to which the Company or any of its subsidiaries or any of their assets is subject or any provision of its organizational documents, (b) breach any contract, order or permit to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its assets is subject, or (c) trigger any rights of first refusal, preferential purchase, or similar rights.

     4.6 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof, the offer, issue, and sale of the Note and the Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

     4.7 Priority. As of the Closing Date the security interests granted by Seller to Purchaser under the Security Agreement shall be pari passu with other bridge lenders and the Secured Party as specified in the Intercreditor Agreement.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The

Purchaser represents, warrants and covenants to the Company as follows:

     5.1 Accredited Investor; Purchase for Own Account. The Purchaser represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The Purchaser represents that it is acquiring the Note and the Warrant solely for its own account and beneficial interest for investment and not with a view to or for sale in connection with any distribution of the Securities, has no present intention of selling, granting any participation in the same, and does not presently have reason to anticipate a change in such intention.

     5.2 Information and Sophistication. The Purchaser acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note and the Warrant. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the Warrant and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

Exhibit 10.2

     5.3 Ability to Bear Economic Risk and Knowledge of Certain Risk Factors. The Purchaser acknowledges that investment in the Note and the Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note and the Warrant for an indefinite period of time and to suffer a complete loss of its investment. The Purchaser has evaluated the risks involved in investing in the Note and the Warrant, and has determined that the Note and the Warrant are suitable investments for the Purchaser.

     5.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement or such disposition does not require registration under the 1933 Act or any applicable state securities laws. In the event that Purchaser seeks to make a disposition of all or any portion of the Securities in the absence of registration under the 1933 Act and any applicable state securities laws, Purchaser shall furnish an opinion of counsel reasonably satisfactory in form and in substance to the Company that such disposition is exempt from registration under the 1933 Act and any applicable state securities laws.

     5.5 Intercreditor Agreement. The Purchaser acknowledges that the Company may have entered into one or more additional secured financing transactions (each, a “Bridge Financing”) and may enter into additional bridge financing transactions within 120 days following the execution of this Agreement (all bridge financings as described above are collectively referred to as “Bridge Financing”). In light of the foregoing, the Purchaser covenants and agrees, upon request by the Company, to enter into a written intercreditor agreement (a form of which is in Exhibit E) with other lenders participating in a Bridge Financing pursuant to which the Purchaser’s security interest, as evidenced by the Security Agreement, will rank pari passu with the security interests of the other lenders participating in the Bridge Financing, up to $4.675 million.

6.	MISCELLANEOUS.

6.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.2 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to the conflict of laws provisions thereof that would require the application of the law of another jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

Exhibit 10.2

     6.3 Counterparts; Delivery via Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories. Executed counterparts of this Agreement may be delivered to the other parties via facsimile; provided, however, that originally executed signature pages to this Agreement shall be delivered (i) to the Company by the Purchaser and (ii) to the Purchaser by the Company, within five business days of the date of this Agreement.

     6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.5 Notices. Any notice required or permitted under this Agreement, the Note or the Warrant shall be given in writing and shall be deemed effectively given upon personal delivery, upon confirmation of facsimile delivery, one day after deposit with a national overnight courier service, or three days after deposit with the United States Post Office, postage prepaid, addressed to the Company at 2972 Stender Way, Santa Clara, California 95054, or to the Purchaser at its address shown on the signature page hereto, or at such other address as such Party may designate in writing to the other Party.

     6.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

     6.7 Expenses. Company and Purchaser shall bear the entire cost of its own expenses and legal fees incurred on its behalf with respect to this Agreement, the Note, the Warrant, the Security Agreement and the transactions contemplated hereby and thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Note, the Security Agreement or any other agreement entered into in conjunction herewith or therewith, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.8 Entire Agreement. This Agreement, the Security Agreement, the Note, the Warrant, the Registration Rights Agreement, and the Exhibits hereto and thereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. In the event of a conflict with the terms of this Agreement and any of the other agreements or exhibits referenced herein, the terms and provisions of the other agreements and exhibits shall control and prevail.

     6.9 Survival. The terms and provisions of this Agreement shall survive Closing and not be merged therein.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this PURCHASE AGREEMENT as of the date first written above.

COMPANY

DayStar Technologies, Inc., a Delaware corporation

By: __\s\ Magnus Ryde __________ Name: Magnus Ryde Title: Chief Executive Officer

PURCHASER

Michael Moretti, an individual

\s\ Michael Moretti ______________ Name: Michael Moretti

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Exhibit A

Form of Promissory Note

[SEE ATTACHED]

Exhibit B

Form of Warrant

[SEE ATTACHED]

Exhibit C

Form of Security Agreement

[SEE ATTACHED]

Exhibit D

Form of Registration Rights Agreement

[SEE ATTACHED]

Exhibit E

Form of Intercreditor Agreement

[SEE ATTACHED]

Exhibit F

Form of Seller’s Closing Certificate

[SEE ATTACHED]